SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  November 21, 2003
(date of earliest event reported)

Fremont Mortgage Loan Trust 2003-B,

Asset Backed Pass-Through Certificates Series 2003-B

ASSET BACKED SECURITIES CORPORATION
(Exact name of registrant as specified in its charter)
Delaware	333-86750	13-3354848
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 Madison Avenue New York, New York 10010
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (212) 325-2000

Item 5.

Other Events.

Filing of Computational Materials

Pursuant to Rule 424(b) under the Securities Act of 1933, concurrently with, or subsequent to, the filing of this Current Report on Form 8-K (the “Form 8-K”), Asset Backed Securities Corporation (the “Company”) is filing a prospectus and prospectus supplement with the Securities and Exchange Commission relating to its Fremont Mortgage Loan Trust 2003-B, Asset Backed Pass-Through Certificates, Series 2003-B.

In connection with the offering of the Fremont Mortgage Loan Trust 2003-B, Asset Backed Pass-Through Certificates, Series 2003-B, Credit Suisse First Boston LLC (“CSFB”), as underwriter of the Certificates, has prepared certain materials (the “Computational Materials”) for distribution to their potential investors.  Although the Company provided CSFB with certain information regarding the characteristics of the Mortgage Loans in the related portfolio, the Company did not participate in the preparation of the Computational Materials.

Attached hereto as Exhibit 99.1 are the  “Computational Materials” (as defined in the no-action letter dated May 20, 1994 issued by the Division of Corporation Finance of the Securities and Exchange Commission (the “Commission”) to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated, and Kidder Structured Asset Corporation and the no-action letter dated May 27, 1994 issued by the Division of Corporation Finance of the Commission to the Public Securities Association) and “ABS Term Sheets” (as defined in the no-action letter dated February 17, 1995 issued by the Division of Corporation Finance of the Commission to the Public Securities Association) prepared and provided to the Registrant by Credit Suisse First Boston Corporation that are required to be filed pursuant to such letter.

Item 7.  Financial Statements; Pro Forma Financial Information and Exhibits.

(a)

Not applicable.

(b)

Not applicable.

(c)

Exhibits:

99.1

Computational Materials.

SIGNATURES

Filings Made by the Registrant.  The registrant has duly caused this form to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 21, 2002.

CREDIT SUISSE FIRST BOSTON MORTGAGE ACCEPTANCE CORP.

By: /s/ Gregory P. Richter    ________

Name: Gregory P. Richter

Title: Vice President

EXHIBIT INDEX

Exhibit No.

Description

Page No.

99.1

Computational Materials

    P